EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Appoints David Wenger to Board

VANCOUVER, B.C., CANADA (October 2, 2019) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”) a multi-state operator is pleased to announce the appointment of David Wenger to the Board of Directors.

“I’m excited to have David bring his deep industry and capital markets experience to our board as well as greater independence to our governance and team,” stated Michael Mills, President and Interim chief executive officer of Body and Mind Inc.

Mr. Wenger is a member of the US Senate Cannabis Working Group and the US House of Representatives Cannabis Working Group. In those roles, he has the historic opportunity to work with senior Congressional staffers on advancing federal cannabis legislation. David wrote a seminal White Paper on the US cannabis industry widely read across the world: The Green Regulatory Arbitrage: A Case for Investing in US Multi-State Vertically-Integrated Cannabis Companies.

Mr. Wenger is an accomplished lawyer and for 13 years he represented foreign government and major corporate clients in high-stakes complex cross-border disputes and transactions. Working in the New York office of the global law firm DLA Piper, he coordinated multi-jurisdictional teams acting for clients around the world such as Kingdom of Thailand, Petrobras, Ruler of Dubai, Afghanistan, PPG, Irving Shipbuilding, Pfizer, Troy (Vietnam), and Oman. As a law student, he interned for federal court judge Honorable Harold Baer Jr. in the US District Court for the Southern District of New York.

The Company’s board of directors awarded 250,000 incentive stock options to Mr. Wenger, in accordance with the company’s stock option plan, at an exercise price of 93 cents per share for a term of five years expiring on October 1, 2024.

The options are subject to vesting provisions such that 25 per cent of the options vest six months from the date of grant, 25 per cent of the options vest 12 months from the date of grant, 25 per cent of the options vest 18 months from the date of grant and 25 per cent of the options vest 24 months from the date of grant.

In addition, the Company announces that board member, Leonard Clough, will be stepping off the board and will continue to work with the Company in an advisory role.

“On behalf of the directors, officers and shareholders of Body and Mind, I would like to extend our appreciation to Mr. Clough for his contributions to the Company. He has been a great leader with a tireless work ethic and a total commitment to growing the Company while focusing on the bottom line. I look forward to his continued involvement as a consultant and adviser,” stated Mr. Mills.

About Body and Mind Inc.

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Body and Mind has a strategic investment by Australis Capital Inc. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges and Lucid Mood offerings. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM

Twitter : @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

President

Tel: 800-361-6312

mmills@bamcannabis.com

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

Tel: 212-896-1254

valter@kcsa.com

Media Contact:

KCSA Strategic Communications

Annie Graf, Account Director

Tel: 786-390-2644

agraf@kcsa.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.